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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-91954, No. 333-50011, No. 333-92557, No. 333-93237, No. 333-91144, and No. 333-117547) and Form S-3 (No. 333-59847 and No. 333-105911) of our reports dated April 11, 2008, relating to the consolidated financial statements and financial statement schedule of Blyth, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the company's adoption of Financial Accounting Standards Board (FASB) Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109), and the effectiveness of Blyth Inc.'s internal control over financial reporting, appearing in this Annual Report on the Form 10-K of Blyth, Inc. for the year ended January 31, 2008.

/s/ Deloitte & Touche LLP

Chicago, Illinois
April 11, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM